     As filed with the Securities and Exchange Commission on March 2, 1998.

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

        MCN ENERGY GROUP INC.                            Michigan                                 38-2820658
           MCN Financing II                              Delaware                                 38-6668275
           MCN Financing IV                              Delaware                                 38-3334052
     (Exact Name of Registrant as            (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
      Specified in Its Charter)               Incorporation or Organization)

                            ------------------------

          500 Griswold Street, Detroit, Michigan 48226, (313) 256-5500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                            DANIEL L. SCHIFFER, ESQ.
              Senior Vice President, General Counsel and Secretary
                             MCN ENERGY GROUP INC.
          500 Griswold Street, Detroit, Michigan 48226, (313) 256-5500
 (Name, Address, Including Zip Code, and Telephone Number, Area Code, of Agent
                        for Service for Each Registrant)

                                   Copies to:

                   JOHN W. OSBORN, ESQ.                                        WILLIAM S. LAMB, ESQ.
         Skadden, Arps, Slate, Meagher & Flom LLP                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
        919 Third Avenue, New York, New York 10022              125 West 55th Street, New York, New York 10019-5389
                      (212) 735-2718                                              (212) 424-8000

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                      AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
              TITLE OF EACH CLASS OF                   REGISTERED        OFFERING PRICE       AGGREGATE OFFERING    REGISTRATION
            SECURITIES TO BE REGISTERED                  (1)(6)        PER UNIT(1)(2)(3)        PRICE(1)(2)(3)       FEE(2)(8)
---------------------------------------------------------------------------------------------------------------------------------
 Preferred Securities of MCN Financing II..........
---------------------------------------------------------------------------------------------------------------------------------
 Preferred Securities of MCN Financing IV..........
---------------------------------------------------------------------------------------------------------------------------------
 Subordinated Debt Securities of MCN Energy Group
  Inc. ............................................
---------------------------------------------------------------------------------------------------------------------------------
 Guarantees of Preferred Securities of MCN
  Financing II and MCN Financing IV by MCN Energy
  Group Inc.(4)....................................
---------------------------------------------------------------------------------------------------------------------------------
 Stock Purchase Contracts of MCN Energy Group
  Inc.(5)..........................................
---------------------------------------------------------------------------------------------------------------------------------
 Stock Purchase Units of MCN Energy Group(5).......
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value of MCN Energy Group
  Inc.(6)..........................................
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock Warrants of MCN Energy Group
  Inc.(7) .........................................
---------------------------------------------------------------------------------------------------------------------------------
 Senior Debt Securities of MCN Energy Group Inc....
---------------------------------------------------------------------------------------------------------------------------------
   Total...........................................   $800,000,000            100%               $800,000,000         $236,000
=================================================================================================================================

(1) Such indeterminate number of Preferred Securities of MCN Financing II and MCN Financing IV, and such indeterminate principal amount of Subordinated Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Common Stock, Common Stock Warrants and Senior Debt Securities of MCN Energy Group Inc. (formerly MCN Corporation) as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to MCN Financing II and MCN Financing IV, in which event each Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of MCN Financing II or MCN Financing IV, and the distribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of MCN Financing II and MCN Financing IV, and the Subordinated Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Common Stock, Common Stock Warrants and Senior Debt Securities of MCN Energy Group Inc. registered hereby will not exceed $800,000,000.
(3) Exclusive of accrued interest and distributions, if any.
(4) Includes the rights of holders of the Preferred Securities under the Guarantees of Preferred Securities and back-up undertakings, consisting of obligations by MCN Energy Group Inc. as set forth in the Amended and Restated Declaration of Trust, the Subordinated Debt Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.
(5) Includes an indeterminable number of shares of Common Stock issuable by MCN Energy Group Inc. upon settlement of the Stock Purchase Contracts or Stock Purchase Units issued by MCN Energy Group Inc.
(6) Includes Preferred Share Purchase Rights ("Rights"). The Rights are associated with and trade with the Common Stock. The value, if any, attributed to the Rights is reflected in the market price of the Common Stock.
(7) Includes such indeterminable number of shares of Common Stock as may from time to time be issued by MCN Energy Group Inc. upon the exercise of the Common Stock Warrants.
(8) Does not include certain securities of MCN Energy Group Inc. covered by Registration Statement No. 333-21175 which are being carried over to this Registration Statement. Also does not include the Registration Fee of $41,185 which was previously paid with respect to such securities.
   Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $135,908,125 of unsold securities covered by the Registration Statement on Form S-3 (Registration No. 333-21175) of MCN Energy Group Inc., MCN Financing II and MCN Financing IV which are being carried forward in connection with this Registration Statement. Such Registration Statement is accordingly amended to reflect the information contained herein. In the event that any of such previously registered Securities are offered prior to the effective date of this Registration Statement, the amount of such Securities will not be included in any Prospectus hereunder. The amount of Securities being registered, together with the remaining Securities registered under Registration statement No. 333-21175, represents the maximum amount of Securities which are expected to be offered for sale.
                            ------------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 2, 1998
PROSPECTUS
                                  $935,908,125

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                             COMMON STOCK WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                           -------------------------
                                MCN FINANCING II
                                MCN FINANCING IV
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                             MCN ENERGY GROUP INC.
                           -------------------------
       MCN Energy Group Inc., a Michigan Corporation ("MCN" or the "Company"), may offer, from time to time, (i) unsecured senior debt securities (the "Senior Debt Securities") consisting of debentures, notes or other unsecured evidences of indebtedness, (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities") consisting of debentures, notes and other unsecured evidence of indebtedness (item (i) and/or (ii) above being referred to herein as the "Debt Securities"), (iii) common stock, $.01 par value ("MCN Common Stock"),
(iv) warrants to purchase shares of MCN Common Stock ("Common Stock Warrants"),
(v) stock purchase contracts ("Stock Purchase Contracts") to purchase MCN Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the MCN Common Stock under the Stock Purchase Contracts, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale.

     MCN Financing II and MCN Financing IV (each, an "MCN Trust" and collectively, the "MCN Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective MCN Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the MCN Trusts out of moneys held by each of the MCN Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by MCN to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. MCN's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of MCN and rank pari passu with the most senior preferred stock, if any, issued from time to time by MCN. Subordinated Debt Securities may be issued directly or issued and sold from time to time in one or more series to an MCN Trust, or a trustee of such MCN Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such MCN Trust. The Subordinated Debt Securities purchased by an MCN Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such MCN Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

     Specific terms of the particular Subordinated Debt Securities, the Preferred Securities and the related Preferred Securities Guarantees, together with the Stock Purchase Contracts, the Stock Purchase Units, the MCN Common Stock, the Common Stock Warrants and the Senior Debt Securities, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the
                                                   (continued on following page)
                           -------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1998.

(continued from previous page)

terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the designation, aggregate principal amount, denominations, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, put options, if any, initial offering or purchase price, ranking as senior or subordinated debt, any listing on a securities exchange and other specific terms of the offering, (ii) in the case of MCN Common Stock, the designation, number of shares, public offering price and other specific terms of the offering, (iii) in the case of Common Stock Warrants, the offering price, the aggregate number of shares of MCN Common Stock purchasable upon exercise of such Common Stock Warrants, and the price at which such number of shares of MCN Common Stock may be purchased upon such exercise, the date on which the right to exercise such Common Stock Warrants shall commence and the expiration date of such right, whether the Common Stock Warrants will be issued in registered or bearer form and other specific terms of the offering, (iv) in the case of Preferred Securities, the specific title, aggregate amount, number of securities, stated liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Subordinated Debt Securities of MCN, (v) in the case of Stock Purchase Contracts, the number of shares of MCN Common Stock issuable thereunder, the purchase price of the MCN Common Stock, the date or dates on which the MCN Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contract or visa versa, and the terms of the offering and sale thereof, and (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the MCN Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof. The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of the offering, provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $935,908,125. If so specified in the applicable Prospectus Supplement, the Offered Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     MCN Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "MCN". See "Description of MCN Capital Stock -- Price Range of MCN Common Stock and Common Stock Dividends". The Prospectus Supplement will state whether any Offered Securities offered thereby will be listed on any national securities exchange. If such Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Offered Securities.

     MCN and/or each of the MCN Trusts may sell the Offered Securities to or through underwriters, directly to purchasers, through agents or dealers or through a combination of such methods. See "Plan of Distribution." If any agents of MCN and/or any MCN Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable fees, commissions and discounts will be set forth in the related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCN OR THE MCN TRUSTS OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AND/OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     MCN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning MCN can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, on which MCN Common Stock is traded, at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by MCN Energy Group Inc. and the MCN Trusts with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to MCN, the MCN Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any of the MCN Trusts have been included herein. MCN does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the MCN Trusts will be owned, directly or indirectly, by MCN, a reporting company under the Exchange Act, (ii) each of the MCN Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such MCN Trust and investing the proceeds thereof in Subordinated Debt Securities issued by MCN, and (iii) MCN's obligations described herein and in any accompanying prospectus supplement under the Declarations of each Trust, the Guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Particular Terms of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

     The MCN Trusts are not currently subject to the information reporting requirements of the 1934 Act. The MCN Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by MCN (File No. 1-10070) with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

     1. Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The description of the MCN Common Stock as contained in its Form 8-B dated September 29, 1988.

     3. The description of MCN's Preferred Share Purchase Rights contained in its Form 8-A dated December 28, 1989 and July 23, 1997.

     All documents filed by MCN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     MCN undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Investor Relations, MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226; telephone 1-800-548-4655.

                           FORWARD-LOOKING STATEMENTS

     Statements contained in or incorporated by reference into this Prospectus which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. Factors that may impact forward looking statements include, but are not limited to, the following: (i) the effects of weather and other natural phenomena; (ii) increased competition from other energy suppliers as well as alternative forms of energy; (iii) the capital intensive nature of the Company's business; (iv) economic climate and growth in the geographic areas in which the Company does business; (v) the uncertainty of gas and oil reserve estimates; (vi) the timing and extent of changes in commodity prices for natural gas, electricity and crude oil; (vii) the nature, availability and projected profitability of potential projects and other investments available to the Company; (viii) conditions of capital markets and equity markets; (ix) changes in the economic and political climate and currencies of foreign countries where the Company has invested or may invest in the future and (x) the effects of changes in governmental policies and regulatory actions, including income taxes, environmental compliance and authorized rates. See "Incorporation of Certain Documents by Reference" above.

                             MCN ENERGY GROUP INC.

     MCN is a diversified energy holding company with natural gas markets and investments throughout North America. MCN operates through two major business groups, Diversified Energy and Gas Distribution. MCN, organized in 1988, is exempt from most provisions of the Public Utility Holding Company Act of 1935, as amended.

     DIVERSIFIED ENERGY, operating through MCN Investment Corporation ("MCNIC"), is involved in the following businesses: Exploration & Production with proved gas and oil reserves in the Midwest/Appalachia, Midcontinent/Gulf Coast and Western regions of the United States; Pipelines & Processing with gathering, processing and transmission facilities near areas of rapid reserve development and growing consumer markets; Energy Marketing and Power Generation with gas and electric markets and investments in electric generation and distribution facilities; and Gas Storage with investments in storage facilities.

     GAS DISTRIBUTION consists principally of Michigan Consolidated Gas Company ("MichCon"), a Michigan corporation organized in 1898 that, with its predecessors has been in business for nearly 150 years. MichCon is a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan. MichCon is subject to the accounting requirements and rate regulation of the Michigan Public Service Commission with respect to the distribution and transportation of natural gas.

     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226 and its telephone number is (313) 256-5500.

                                 THE MCN TRUSTS

     Each of MCN Financing II and MCN Financing IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the MCN Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 6, 1996, in the case of MCN Financing II and February 3, 1997, in the case of MCN Financing IV. Each MCN Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each MCN Trust. Each MCN Trust has a term of approximately 45 years, other than MCN Financing II, which has a term of approximately 25 years, but may earlier terminate as provided in the Declaration. Each MCN Trust's business and affairs will be conducted by the trustees (the "MCN Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the MCN Trustees of an MCN Trust. The duties and obligations of the MCN Trustees shall be governed by the Declaration of such MCN Trust. A majority of the MCN Trustees (the "Regular Trustees") of each MCN Trust will be persons who are employees or officers of or affiliated with the Company. In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee, who need not be an employee or officer of or otherwise affiliated with the Company. One MCN Trustee of each MCN Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one MCN Trustee of each MCN Trust will have its principal place of business or reside in the

State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the MCN Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each MCN Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each MCN Trust shall be c/o MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226; telephone 1-313-256-5500.

                                USE OF PROCEEDS

     Each MCN Trust will use the proceeds received from the sale of its Preferred Securities to purchase Subordinated Debt Securities from MCN. Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, MCN intends to add the net proceeds from the sale of Offered Securities to its general funds, to be used for general corporate purposes, which may include capital expenditures, investment in subsidiaries, working capital, repayment of debt and other business opportunities.

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for MCN on a historical basis for the periods indicated.

                                          YEAR ENDED DECEMBER 31,
                                      --------------------------------
                                      1997   1996   1995   1994   1993
                                      ----   ----   ----   ----   ----
MCN(1)(2)(3)......................... 2.18   2.28   2.55   2.70   3.15

-------------------------
(1) MCN has authority to issue up to 25,000,000 shares of preferred stock, no par value, however, there are currently no shares outstanding and MCN currently does not have a preferred stock dividend obligation. Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) The Ratio of Earnings to Fixed Charges is based on earnings from operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50%-owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) as estimate of interest implicit in rentals, and
    (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon, MCN Michigan Limited Partnership, MCN Financing I, MCN Financing III, MCN Financing V and MCN Financing VI), increased to reflect the pre-tax earnings requirement for MichCon.

(3) In June 1996, MCN completed the sale of its computer operations subsidiary, Genix. For purposes of calculating the Ratio of Earnings to Fixed Charges, Genix has been classified as a discontinued operation and is therefore excluded from the ratio for all periods presented.

                            INTEREST COVERAGE RATIO

     The following table sets forth the interest coverage ratio for MCN on a historical basis for the periods indicated. This ratio differs from the SEC prescribed "Ratio of Earnings to Fixed Charges" in its treatment of certain hybrid securities of MCN.

                                           YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                       1997   1996   1995   1994   1993
                                       ----   ----   ----   ----   ----
MCN(1)...............................  2.94   2.70   3.02   3.40   3.25

-------------------------
(1) The interest coverage ratio is the quotient of MCN's Income From Continuing Operations Before Income Taxes, as adjusted and defined below, divided by Interest Rate Charges as defined below.

Income From Continuing Operations Before Income Taxes as reported on MCN's Consolidated Statement of Income has been adjusted to add the following: (1) Interest Rate Charges as defined below, (2) dividends on the $100,000,000 of 9 3/8% redeemable preferred securities of MCN Michigan Limited Partnership, (3) dividends on the $132,250,000 of 8% FELINE PRIDES of MCN Financing III, (4) interest on the $130,000,000 of 6.82% Series Medium-Term Notes issued in conjunction with the $135,000,000 of 8 3/4% Preferred Redeemable Increased Dividend Equity Securities of MCN, (5) dividends on the $80,000,000 of 8 5/8% Trust Originated Preferred Securities of MCN Financing I and (6) interest related to nonrecourse debt of MCN. In addition, capitalized interest, pension cost and postretirement benefit costs have been subtracted from the determination of Income From Continuing Operations Before Income Taxes.

The computation of Interest Rate Charges includes total interest expense as reported on MCN's Consolidated Statement of Income adjusted to add: (1) capitalized interest expense, (2) dividends on the $100,000,000 of Single Point Remarketed Reset Capital Securities of MCN Financing VI, (3) dividends on the $100,000,000 of Private Institutional Trust Securities of MCN Financing V and
(4) interest expense implicit in rentals. In addition, interest expense reported on MCN's Consolidated Statement of Income has been adjusted to exclude: (1) interest on the $130,000,000 of 6.82% Series Medium-Term Notes issued in conjunction with the $135,000,000 of 8 3/4% Preferred Redeemable Increased Dividend Equity Securities of MCN and (2) interest expense related to nonrecourse debt of MCN.

                         DESCRIPTION OF MCN DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series and will constitute either Senior Debt Securities or Subordinated Debt Securities. The Senior Debt Securities will be issued under an Indenture dated as of September 1, 1994, as supplemented by the First Supplemental Indenture, dated June 4, 1997, the Second Supplemental Indenture dated June 6, 1997, and the Third Supplemental Indenture dated June 6, 1997 (the "Senior Debt Securities Indenture"), between the Company and NBD Bank Michigan ("NBD"), as trustee (the "Senior Debt Securities Trustee"). NBD is a wholly-owned subsidiary of First Chicago NBD Corporation. The Subordinated Debt Securities will be issued under an Indenture, dated as of September 1, 1994, as supplemented by the First Supplemental Indenture dated April 17, 1996, the Second Supplemental Indenture dated July 24, 1996, and the Third Supplemental Indenture dated March 19, 1997 (the "Subordinated Debt Securities Indenture"), between the Company and NBD as trustee (the "Subordinated Debt Securities Trustee").

     The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein as the "Trustee."

     The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Indentures.

GENERAL

     The Debt Securities will be unsecured obligations of the Company.

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued thereunder, from time to time, in one or more series.

     Reference is made to the Prospectus Supplement relating to the Debt Securities being offered (the "Offered Debt Securities") for, among other things, the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; (8) the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of any such deferral period; (9) the right of Holders, if any, to put the Subordinated Debt Securities to the Company; and (10) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the appropriate Indenture). For a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed or wire transferred to the address of the person entitled thereto as it appears in the Security Register.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     For purposes of the descriptions of both the Senior Debt Securities and the Subordinated Debt Securities, certain defined terms have the following meanings:

     "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Significant Subsidiary" means a Subsidiary or Subsidiaries of the Company possessing assets (including the assets of its own Subsidiaries but without regard to the Company or any other Subsidiary) having a book value, in the aggregate, equal to not less than 10% of the book value of the aggregate assets of the Company and its Subsidiaries calculated on a consolidated basis.

     "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

BOOK-ENTRY DEBT SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

THE TRUSTEE

     NBD is the Trustee under the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture. NBD has extended lines of credit to various subsidiaries of MCN. MCN and various of its subsidiaries maintain bank accounts and have other customary banking relationships with NBD in the ordinary course of business. In addition, various MCN subsidiaries borrow money from NBD. Mr. Thomas H. Jeffs II, President and Chief Operating Officer of NBD, serves as a Director of MCN. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD.

                 PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

     The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Senior Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Debt Securities.

RESTRICTIONS

     The Senior Debt Securities Indenture provides that the Company shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Senior Debt Securities Indenture, all the obligations of the Company under the Senior Debt Securities and the Senior Debt Securities Indenture, executed and delivered to the Trustee in form satisfactory to the Trustee; (2) immediately before and after giving effect to such transaction or series of transactions, no Event of Default, and no Default, with respect to the Senior Debt Securities shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Senior Debt Securities Indenture.

     The Senior Debt Securities Indenture also provides that the Company will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure project financing for such Subsidiary; (vi) Liens arising in connection with first mortgage bonds issued by any Significant Subsidiary pursuant to any first mortgage indenture in effect as of the date of the Senior Debt Securities Indenture, as such indenture may be supplemented from time to time;

(vii) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's business practices) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (viii) Liens existing on the date Senior Debt Securities are first issued; and (ix) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's business.

     The Senior Debt Securities Indenture provides that the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company or a Subsidiary), or to which such lender or investor (other than the Company or a Subsidiary) is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company or such Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company or such Subsidiary could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Senior Debt Securities or (b) the Company, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such arrangement or
(ii) the fair market value of the real property so leased to the retirement of Senior Debt Securities and other obligations of the Company ranking on a parity with the Senior Debt Securities.

RANKING OF SENIOR DEBT SECURITIES

     The Senior Debt Securities will rank pari passu in right of payment with all other unsecured indebtedness of the Company, except that the Senior Debt Securities will be senior in right of payment to any subordinated indebtedness which, by its terms, is subordinate to the Senior Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are Events of Default under the Senior Debt Securities Indenture with respect to Senior Debt Securities of any series: (1) failure to pay interest on any Senior Debt Security of that series when due, continued for 30 days; (2) failure to pay the principal of (or premium, if any, on) any Senior Debt Security of that series when due and payable at Maturity, upon redemption or otherwise; (3) failure to observe or perform any other covenant, warranty or agreement contained in the Senior Debt Securities of that series or in the Senior Debt Securities Indenture (other than a covenant, agreement or warranty included in the Senior Debt Securities Indenture solely for the benefit of Senior Debt Securities other than that series), continued for a period of 60 days after notice has been given to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company having an aggregate principal amount of more than 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Senior Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company; and
(6) any other Event of Default with respect to Senior Debt Securities of that series specified in the Prospectus Supplement relating thereto or Supplemental Indenture under which such series of Senior Debt Securities is issued.

     The Senior Debt Securities Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Senior Debt Securities of any series, give the Holders of Senior Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Senior Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of that series.

     If an Event of Default with respect to Senior Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Senior Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Senior Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Senior Debt Securities of that series shall become immediately due and payable.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Senior Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Senior Debt Security of that series.

     Any such declaration with respect to Senior Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Senior Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Senior Debt Securities, upon the conditions provided in the Senior Debt Securities Indenture.

     The Senior Debt Securities Indenture provides that the Company shall periodically file statements with the Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Senior Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF SENIOR DEBT SECURITIES INDENTURE; WAIVER

     The Senior Debt Securities Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Senior Debt Securities Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Senior Debt Securities of any series. In addition, under the Senior Debt Securities Indenture, certain rights and obligations of the Company and the rights of Holders of the Senior Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected thereby; but no extension of the maturity of any Senior Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Senior Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Senior Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Senior Debt Security of any series affected thereby without the Holder's consent. The Senior Debt Securities Indenture does not limit the aggregate amount of Senior Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Senior Debt Securities

Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive any past Event of Default or Default under the Senior Debt Securities Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Senior Debt Security of that series or in respect of a provision which under the Senior Debt Securities Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of Senior Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Senior Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Senior Debt Securities of that series,
(ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Senior Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Senior Debt Securities Indenture.

              PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

     The following description of the Subordinated Debt Securities sets forth the general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

     For purposes of the description of the Subordinated Debt Securities, certain defined terms have the following meanings:

          "Senior Indebtedness" means the principal of, premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Securities Indenture or thereafter incurred or created: (i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) obligations with respect to letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

          "Project Finance Indebtedness" means Indebtedness of a Subsidiary (other than a Utility and other than the Company) secured by a Lien on any property, acquired, constructed or improved by such Subsidiary after the date of execution of the Subordinated Debt Securities Indenture which Lien is created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement or on any property existing at the time of acquisition thereof; provided that such a Lien shall not apply to any property theretofore owned by any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located; and provided further that such Indebtedness, by its terms, shall limit the recourse of any holder of such Indebtedness (or trustee on such holder's behalf) in the event of any default in such Indebtedness to the assets subject to such Liens and the capital stock of, or the dividends received from, the Subsidiary issuing such Indebtedness. Notwithstanding the foregoing, Project Finance Indebtedness shall include all Indebtedness that would constitute Project Finance Indebtedness but for the fact that such Indebtedness was issued prior to the execution of the Subordinated Debt Securities Indenture and taking into account the fact that the property subject to the Lien may have been acquired prior to the execution of the Subordinated Debt Securities Indenture.

RESTRICTIONS

     The Subordinated Debt Securities Indenture provides that the Company shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by indentures supplemental to the Subordinated Debt Securities Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations of the Company under the Subordinated Debt Securities and the Subordinated Debt Securities Indenture; (2) immediately before and after giving effect to such transaction or series of related transactions or series of transactions, no Event of Default, and no Default, with respect to the Subordinated Debt Securities shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, assignment, transfer or lease and such supplemental indentures comply with the Subordinated Debt Securities Indenture.

     The Subordinated Debt Securities Indenture also provides that the Company will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure project financing for such Subsidiary; (vi) Liens arising in connection with first mortgage bonds issued by any Significant Subsidiary pursuant to any first mortgage indenture in effect as of the date of the Subordinated Debt Securities Indenture, as such indenture may be supplemented from time to time; (vii) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's business practices) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (viii) Liens existing on the date Subordinated Debt Securities are first issued; and (ix) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's business.

     The Subordinated Debt Securities Indenture provides that the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company or a Subsidiary), or to which such lender or investor (other than the Company or a Subsidiary) is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company or such Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company or such Subsidiary could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Subordinated Debt Securities or (b) the Company, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of
(i) the net proceeds of the sale of the real property leased pursuant to such arrangement or (ii) the fair market value of the real property so leased to the retirement of Subordinated Debt Securities and other obligations of the Company ranking senior to or on a parity with the Subordinated Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are Events of Default under the Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of any series: (1) failure to pay interest on any Subordinated Debt Securities of that series when due, continued for 30 days; however, if the Company is permitted by the terms of the Subordinated Debt Securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (2) failure to pay the principal of (or premium, if any, on) any Subordinated Debt Securities of that series when due and payable at Maturity, upon redemption or otherwise; however, if the Company is permitted by the terms of the Subordinated Debt Securities, of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (3) failure to observe or perform any other covenant, warranty or agreement contained in the Subordinated Debt Securities of that series or in the Subordinated Debt Securities Indenture (other than a covenant, agreement or warranty included in the Subordinated Debt Securities Indenture solely for the benefit of Subordinated Debt Securities of a series other than that series), continued for a period of 60 days after notice has been given to the Company by the applicable Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company, (but excluding Project Finance Indebtedness and certain other gas and oil reserve-based financing with limited recourse to MCN as described below), having an aggregate principal amount of more than 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company; and
(6) any other Event of Default with respect to Subordinated Debt Securities of that series specified in the Prospectus Supplement relating thereto; as noted in
(4) above, it will not be an Event of Default under the Subordinated Debt Securities Indenture if a default occurs in certain gas and oil reserve-based financing of MCNIC Oil & Gas Company (formerly known as Supply Development Group Inc., a Subsidiary of the Company) or its Subsidiaries if the obligations of MCN and its Subsidiaries with respect to such Indebtedness (other than Supply Development Group, Inc. and its Subsidiaries) are limited to (i) payments with respect to Section 29 tax credits, (ii) payments with respect to certain material contracts of the borrower (generally limited to gas and oil supply contracts and gas and oil hedging contracts) and (iii) certain environmental obligations of the borrowers. As of December 31, 1997, $100,000,000 of such gas and oil reserve-based Indebtedness was outstanding. From time to time, MCN or its Subsidiaries may establish additional similar reserve-based credit facilities with respect to which a default would not result in an Event of Default under the Subordinated Debt Securities Indenture.

     The Subordinated Debt Securities Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Subordinated Debt Securities of any series, give the Holders of Subordinated Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Subordinated Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Subordinated Debt Securities of that series.

     If an Event of Default with respect to Subordinated Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Subordinated Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Subordinated Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Subordinated Debt Securities of that series shall become immediately due and payable.

     In addition, in the case of a Junior Subordinated Debenture issued to an MCN Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Preferred Securities of such MCN Trust may directly institute a proceeding against the Company for payment.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Subordinated Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Subordinated Debt Security of that series.

     Any such declaration with respect to Subordinated Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Subordinated Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Subordinated Debt Securities of that series, upon the conditions provided in the Subordinated Debt Securities Indenture.

     The Subordinated Debt Securities Indenture provides that the Company shall periodically file statements with the Trustees regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Subordinated Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF SUBORDINATED DEBT SECURITIES INDENTURE; WAIVER

     The Subordinated Debt Securities Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Subordinated Debt Securities Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Subordinated Debt Securities of any series. In addition, under the Subordinated Debt Securities Indenture, certain rights and obligations of the Company and the rights of Holders of the Subordinated Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of each series affected thereby; but no extension of the maturity of any Subordinated Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Subordinated Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Subordinated Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Subordinated Debt Security of any series affected thereby without the Holder's consent. The Subordinated Debt Securities Indenture does not limit the aggregate amount of Subordinated Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all Subordinated Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Subordinated Debt Securities Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all Subordinated Debt Securities of that series waive any past Event of Default or Default under the Subordinated Debt Securities Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Subordinated Debt Security of that series or in respect of a provision which under the Subordinated Debt Securities Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of Subordinated Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Subordinated Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Subordinated Debt Securities of that series, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Subordinated Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Subordinated Debt Securities Indenture.

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and pari passu with MCN trade creditors. No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness. In addition, the Subordinated Debt Securities Indenture provides that if a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute such an event of default, then unless and until such event shall have been cured or waived or shall have ceased to exist, no payment on account of principal, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Subordinated Debt Securities may be made. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The Subordinated Debt Securities Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordinated provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than senior creditors of the Company.

                        DESCRIPTION OF MCN CAPITAL STOCK

     The following is a brief description of certain provisions relating to MCN capital stock:

     MCN has authority to issue up to 125,000,000 shares of capital stock, which are divided into two classes as follows: 25,000,000 shares of MCN Preferred Stock, no par value ("MCN Preferred Stock"), and 100,000,000 shares of MCN Common Stock, par value $.01 per share. On December 31, 1997, there were no shares of MCN Preferred Stock outstanding and 78,231,889 shares of MCN Common Stock outstanding.

MCN COMMON STOCK

     Voting Rights: The holders of MCN Common Stock are entitled to one vote for each share on all matters voted upon by MCN's shareholders and, subject to any voting rights of outstanding MCN Preferred Stock, the holders of such shares possess all voting power.

     Any action required or permitted to be taken by any shareholder of MCN must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. Except as otherwise permitted by law, special shareholder meetings of MCN may be called only pursuant to a resolution approved by the Board.

     The holders of MCN Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares of MCN Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors would not be able to elect any person or persons to the Board at that meeting.

     Dividend Rights: The holders of MCN Common Stock are entitled to such dividends as may be declared from time to time by the Board from funds legally available therefor subject to: (1) preferential dividend rights, if any, of any series of MCN Preferred Stock then outstanding; and (2) applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for MCN Preferred Stock.

     Liquidation Rights: In the event of liquidation, the holders of MCN Common Stock will be entitled to receive pro rata any assets distributable to shareholders in respect of shares held by them, subject to the rights of any holders of MCN Preferred Stock.

     No Preemptive Rights: No holder of MCN Common Stock has any right to subscribe to any additional securities which may be issued by MCN.

     Redemption and Conversion Provisions: MCN Common Stock does not have any redemption provisions or conversion rights.

     Preferred Share Purchase Rights: MCN Common Stock currently trades with Preferred Share Purchase Rights (the "Rights"). The Rights which cannot be traded separately from MCN Common Stock, are intended to protect shareholders in the event of an unsolicited attempt to acquire MCN and become exercisable upon the occurrence of certain triggering events. Triggering events include acquisition by a person or group of beneficial ownership of 20% or more of MCN Common Stock. The Rights could also have the effect of delaying, deferring or preventing a takeover or change in control of MCN that has not been approved by the Board of Directors.

     Transfer Agent: The transfer agent and registrar for MCN Common Stock is First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, New Jersey 07310.

PRICE RANGE OF MCN COMMON STOCK AND COMMON STOCK DIVIDENDS

     MCN Common Stock began trading on the NYSE on January 4, 1989, following the effective date of the restructuring of MichCon and subsequent formation of MCN as its holding company. The high and low sales prices of the MCN Common Stock, as reported on the NYSE Composite Tape, and the dividends declared on the MCN Common Stock, have been as follows:

                                                                                                      CASH DIVIDENDS
                                                                   HIGH                LOW            PAID PER SHARE
                                                                   ----                ---            --------------
1996
  First Quarter.............................................   25 1/2               21 5/8                .2325
  Second Quarter............................................   25 5/8               22 3/4                .2325
  Third Quarter.............................................   27 5/8               22 3/4                .2325
  Fourth Quarter............................................   30 1/2               26 5/8                .2425
1997
  First Quarter.............................................   32 5/8               28 1/8                .2425
  Second Quarter............................................   30 13/16             27 3/8                .2425
  Third Quarter.............................................   33                   30 3/8                .2425
  Fourth Quarter............................................   40 1/2               32                    .2550
1998
  First Quarter (through February 25, 1998).................   39 7/8               36 1/2                .2550

     The closing price of MCN Common Stock on December 31, 1997 was $40.375 per share. The book value of the MCN Common Stock on December 31, 1997 was $14.74 per share.

     The timing and amount of future cash dividends will depend on the financial condition of MCN, the income from its subsidiaries, internal cash requirements and other factors deemed relevant by MCN's Board of Directors.

     MCN sponsors a direct stock purchase and dividend reinvestment plan under which investors may purchase a limited amount of MCN Common Stock without paying brokerage fees and other expenses. Under this plan, the MCN Common Stock may be purchased in the open market at prevailing prices or purchased from MCN at the average of the high and low sales prices on the NYSE for the trading day immediately preceding the purchase.

MCN PREFERRED STOCK

     The Board of Directors of MCN is authorized, without further action by the shareholders of MCN, to issue up to 25,000,000 shares of MCN Preferred Stock, without par value, in one or more series, from time to time, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation; (ii) the dividend rate and whether the dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and provisions applying; (iv) whether the shares are subject to a purchase, retirement or sinking fund and, if so, the terms and provisions applying; (v) whether shares shall be convertible and, if so, the terms and provisions applying; (vi) what voting rights are to apply, if any, not to exceed one vote per share; (vii) the rights to which the holders of shares are entitled upon voluntary or involuntary liquidation or dissolution; and (viii) what restrictions are to apply, if any, on the issue or reissue of any additional MCN Preferred Stock. If MCN Preferred Stock of a class were to be issued, it would be preferred to the MCN Common Stock with respect to dividends and other matters and might have the effect of making more difficult any change in control of MCN.

     Management cannot currently foresee whether or when MCN might issue any shares of MCN Preferred Stock.

OTHER PROVISIONS

     The Articles of Incorporation of MCN provide for a classified Board of Directors; the removal of directors by a two-thirds vote of shareholders (but only for cause) or by vote of two-thirds of the other directors (with or without cause); procedures for nomination by shareholders of candidates for election as a director; director consideration of other constituencies when evaluating a business combination; the prohibition of shareholder action by written consent; supermajority (two-thirds) shareholder vote to amend or repeal the foregoing provisions; and limitations on the personal liability of directors. These provisions are generally intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and ensure the careful consideration of proposed business combinations and any appropriate alternatives for MCN's stockholders. Such provisions may have the effect of making more difficult or discouraging a proxy contest, or delaying, deferring or preventing a future takeover or change in control of MCN.

               DESCRIPTION OF THE MCN TRUST PREFERRED SECURITIES

     Each MCN Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each MCN Trust authorizes the Regular Trustees of such MCN Trust to issue on behalf of such MCN Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by each MCN Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the MCN Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Company for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such MCN Trust; (iii) the annual distribution rate or rates (or method of determining such rate or rates) for Preferred Securities issued by such MCN Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a periodic basis to holders of such Preferred Securities as of a record date in each period during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such MCN Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such MCN Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such MCN Trust to the holders of Preferred Securities of such MCN Trust upon voluntary or involuntary dissolution, winding-up or termination of such MCN Trust; (vi) the obligation or option, if any, of such MCN Trust to purchase or redeem Preferred Securities issued by such MCN Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such MCN Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities issued by such MCN Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more MCN Trusts, or of both, as a condition to specified action or amendments to the Declaration of such MCN Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such MCN Trust not inconsistent with the Declaration of such MCN Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." The Preferred Securities Guarantee of MCN, when taken together with MCN's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the MCN Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by each of MCN Financing II and MCN Financing IV. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each MCN Trust will issue one series of Common Securities. The Declaration of each MCN Trust authorizes the Regular Trustees of such trust to issue on behalf of such MCN Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an MCN Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the MCN Trustees of an MCN Trust. All of the Common Securities of each MCN Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an Event of Default under the Declaration of an MCN Trust occurs and is continuing, then the holders of Preferred Securities of such MCN Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such an MCN Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such MCN Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such MCN Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by MCN for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust

Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable MCN Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an MCN Trust, the Guarantee Payments (as defined herein)(except to the extent paid by such MCN Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such MCN Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by an MCN Trust to the extent not paid by such MCN Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such MCN Trust shall have funds available therefor;
(ii) the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption to the extent such MCN Trust has funds available therefor with respect to any Preferred Securities called for redemption by such MCN Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such MCN Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such MCN Trust has funds available therefor and (b) the amount of assets of such MCN Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such MCN Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable MCN Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable MCN Trust, but will not apply to any payment of distributions except to the extent such MCN Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an MCN Trust, such MCN Trust will not pay distributions on the Preferred Securities issued by such MCN Trust and will not have funds available therefor. See "Description of the MCN Debt Securities -- Particular Terms of the Subordinated Debt Securities." The Preferred Securities Guarantee, when taken together with MCN's obligations under the Subordinated Debt Securities, the Subordinated Debt Securities Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the MCN Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Subordinated Debt Securities Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable MCN Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such MCN Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of MCN Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security requiring MCN to purchase shares of MCN Common Stock, (ii) as a result of a reclassification of MCN capital stock or the exchange or conversion of one class or series of

MCN's capital stock for another class or series of MCN capital stock or, (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Preferred Securities Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable MCN Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable MCN Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable MCN Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such MCN Trust, (b) upon distribution of the Subordinated Debt Securities held by such MCN Trust to the holders of the Preferred Securities of such MCN Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such MCN Trust upon liquidation of such MCN Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable MCN Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities to which such Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant MCN Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such MCN Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by MCN in respect of any preferred or preference stock of any affiliate of the

Company; and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable MCN Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under such Preferred Securities Guarantee, from exercising the rights and powers vested in it by such Preferred Securities Guarantee.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
      SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the sole purpose of each of the MCN Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the MCN Trusts, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) MCN shall pay all, and the applicable MCN Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable MCN Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the MCN Trustees shall not take or cause or permit the applicable MCN Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable MCN Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by MCN as and to the extent set forth under "Description of the Preferred Securities Guarantees." If MCN does not make interest payments on the Subordinated Debt Securities purchased by the applicable MCN Trust, it is expected that the applicable MCN Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the applicable MCN Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that MCN has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable MCN Trust as its sole asset. The Guarantee, when taken together with MCN's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable MCN Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

     If MCN fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by MCN to such holder of Preferred Securities in such Direct Action. MCN, under the Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If MCN fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against MCN to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the applicable MCN Trust, the Preferred Guarantee Trustee, or any other person or entity.

     MCN and each of the MCN Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by MCN of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General."

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue Common Stock Warrants for the purchase of MCN Common Stock. Common Stock Warrants may be issued independently or together with other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Common Stock Warrants will be issued under one or more warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The Common Stock Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following summaries of certain provisions of the form of Common Stock Warrant Agreement and certificate representing Common Stock Warrants (the "Common Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificate which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus forms a part.

GENERAL

     If Common Stock Warrants are offered, the related Prospectus Supplement will describe the terms of such Common Stock Warrants, including the following, where applicable: (1) the offering price; (2) the aggregate number of shares of MCN Common Stock purchasable upon exercise of such Common Stock Warrants and the minimum number of Common Stock Warrants that are exercisable; (3) the number of shares of MCN Common Stock with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such share of MCN Common Stock; (4) the date on and after which such Common Stock Warrants and the related shares of MCN Common Stock will be transferable separately; (5) the number of shares of MCN Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of MCN Common Stock may be purchased upon such exercise; (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date"); (7) whether the Common Stock Warrants represented by the Common Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and (9) any other terms of such Common Stock Warrants for the purchase of shares of MCN Common Stock which shall not be inconsistent with the provisions of the Common Stock Warrant Agreements.

     Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants to purchase MCN Common Stock, holders of such Common Stock Warrants will not have any rights of holders of shares of MCN Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the MCN Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

     Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

EXERCISE OF COMMON STOCK WARRANTS

     Each Common Stock Warrant will entitle the holder thereof to purchase such number of shares of MCN Common Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the Common Stock Warrants. After the close of business on the Common Stock Warrant Expiration Date (or such earlier or later date to which such Common Stock Warrant Expiration Date may be accelerated or extended by the Company), unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised by delivery to the Common Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of MCN Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of MCN Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

MODIFICATIONS

     The Common Stock Warrant Agreement and the terms of the Common Stock Warrants may be amended by the Company and the Common Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners.

     The Company and the Common Stock Warrant Agent also may modify or amend the Common Stock Warrant Agreement and the terms of the Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Common Stock Warrants may be exercised, increases the exercise price of such Common Stock Warrants or otherwise materially and adversely affects the exercise rights of the holders of the Common Stock Warrants or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for modification or amendment of the Common Stock Warrant Agreement or the terms of the Common Stock Warrants, may be made without the consent of the holders affected thereby.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of MCN Common Stock covered by a Common Stock Warrant, will be subject to adjustment in certain events, including: (i) dividends (and other distributions) payable in MCN Common Stock on any class of capital stock of the Company; (ii) subdivision, combinations and reclassifications of MCN Common Stock; (iii) the issuance to all holders of MCN Common Stock of certain rights or warrants entitling them to subscribe for or purchase MCN Common Stock, at less than the current market price (as defined in the Common Stock Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of MCN Common Stock of evidences of indebtedness or assets of the Company (including securities, but excluding those dividends and distributions referred to above and dividends and distributions paid in cash out of surplus or retained earnings of the Company) or rights or warrants (excluding those referred to above) of the Company, subject to the limitation that all adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the exercise price of at least 1%.

     In the event that the Company shall distribute or shall have distributed any rights or warrants to acquire capital stock pursuant to clause (iv) of the preceding paragraph ("Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights are distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), the subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided, however, that the Company may, in lieu of making any adjustment in the exercise price of, and the number of shares of MCN Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) on or before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of MCN Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of MCN Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of MCN Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant were exercised immediately prior to the record date for such distribution. MCN Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

     In the event the Company shall effect any capital reorganization or reclassification of its shares or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange into which the Company is the surviving corporation) or shall sell or transfer substantially all its assets to any other corporation for a consideration consisting in whole or in part of equity securities of such other corporation, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to exercise such Common Stock Warrants to acquire the kind and amount of stock and other securities, cash or property which they would have received in connection with such transaction had such Common Stock Warrants been exercised immediately prior to such transaction.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company in, and the Company will be relieved of any further obligation under, the Common Stock Warrant Agreement or the Common Stock Warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     MCN may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of MCN Common Stock at a future date or dates. The price per share of MCN Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the MCN Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require MCN to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

     MCN and/or any MCN Trust may sell the Offered Securities (i) to or through underwriters, (ii) directly to purchasers, (iii) through agents, or (iv) through dealers. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to MCN and/or an MCN Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in the sale of Offered Securities, MCN and/or the applicable MCN Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Offered Securities may be sold directly by MCN and/or an MCN Trust or through agents designated by MCN and/or such MCN Trust from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by MCN and/or the applicable MCN Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or applicable MCN Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     The Offered Securities may be sold directly by MCN and/or an MCN Trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, dealers, underwriters and remarketing firms may be entitled under agreements with MCN and/or an MCN Trust to indemnification by MCN and/or the applicable MCN Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers, underwriters or remarketing firms may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for MCN and/or an MCN Trust in the ordinary course of business. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable MCN Trust to indemnification or contribution by the Company and/or the applicable MCN Trust against certain civil liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for MCN and its subsidiaries in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and, other than the MCN Common Stock, which is listed on the NYSE, will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange, and in the case of the MCN Common Stock, on any additional national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                             VALIDITY OF SECURITIES

     The validity of the Offered Securities of MCN will be passed upon for MCN by Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN Energy Group Inc., and for the underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owned 33,255 shares of MCN Common Stock as of December 31, 1997. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the MCN Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the MCN Trusts. Certain United States federal income taxation matters will be passed upon for MCN and the MCN Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MCN and the MCN Trusts. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to the Company.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by DELOITTE & TOUCHE LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     MCN's Annual Report on Form 10-K for the year ended December 31, 1997, includes various oil and gas reserve information summarized from reports prepared by the independent petroleum consultants Ryder Scott Company; Miller and Lents, Ltd.; Williamson Petroleum Consultants, Inc.; S.A. Holditch & Associates, Inc.; Questa Engineering Corporation and Netherland, Sewell & Associates, Inc. This reserve information and related schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of said firms as experts in oil and gas reserve estimation.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC Registration Fee........................................  $  236,000
NYSE Listing Fee............................................     100,000
Printing and Engraving......................................     500,000
Rating Agency Fee...........................................     200,000
Accounting Fees.............................................      70,000
Legal Fees..................................................     400,000
Blue Sky Fees...............................................      50,000
Transfer Agent's Fees, Trustees and Agents Fees.............      10,000
Miscellaneous...............................................      59,000
                                                              ----------
     Total..................................................  $1,625,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") contain detailed provisions concerning the indemnification of directors and officers against judgments, penalties, fines and amounts paid in settlement of litigation.

     Article VI, Section 6.1 of the By-Laws of MCN provides that MCN shall indemnify its officers, directors, employees, agents and other persons to the fullest extent of the MBCA.

     Article NINTH of MCN's Articles of Incorporation provides that a director of MCN shall not be personally liable to MCN or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to MCN or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the MBCA, or
(iv) any transaction from which the director derived an improper personal benefit. If the MBCA is amended after the date of MCN's Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of MCN shall be eliminated or limited to the fullest extent permitted by the MBCA, as so amended.

     MCN has entered into indemnification contracts with each officer and director of MCN, and certain officers of its subsidiaries, that contain provisions essentially similar to the provisions of the MBCA and MCN's Articles of Incorporation referred to above. In addition, MCN maintains directors' and officers' liability insurance which covers certain liabilities arising from the performance of their responsibilities as directors and officers.

     The Declaration of each MCN Trust provides that no Institutional Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or officer, director, shareholder, member, partner, employee, representative or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the MCN Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the MCN Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such MCN Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such

Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or, in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions.

     The Declaration of each MCN Trust also provides that to the full extent permitted by law, MCN shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Trust), by reason of the fact that he is a was a Company Indemnified Person, against expenses (including attorneys' fees), judgments, fines and any amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each MCN Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matters to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each MCN Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by MCN as authorized in the Declaration. The directors and officers of MCN and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by MCN or the MCN Trusts.

ITEM 16. EXHIBITS.

     Exhibits identified in parentheses below are on file with the SEC and are incorporated by reference to such previous filings.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1-1      Form of Underwriting Agreement with respect to the MCN
          Senior Debt Securities (to be filed under subsequent Form
          8-K).
 1-2      Form of Underwriting Agreement with respect to the MCN
          Subordinated Debt Securities (to be filed under subsequent
          Form 8-K).
 1-3      Form of Underwriting Agreement with respect to MCN Common
          Stock (to be filed under subsequent Form 8-K).
 1-4      Form of Underwriting Agreement with respect to the MCN
          Income PRIDES (to be filed under subsequent Form 8-K).
 1-5      Form of Underwriting Agreement with respect to the Preferred
          Securities (to be filed under subsequent Form 8-K).
 1-6      Form of Underwriting Agreement with respect to MCN Common
          Stock Warrants (to be filed under subsequent Form 8-K).
 4-1      Articles of Incorporation of MCN Energy Group Inc. (Exhibit
          3-1 to MCN's March 31, 1997 Form 10-Q).
 4-2      By-Laws of MCN Energy Group Inc., as amended (Exhibit 3-2 to
          MCN's March 31, 1993 Form 10-Q).
 4-3      Description of MCN's Preferred Share Purchase Rights (Form
          8-A dated December 28, 1989; Form 8-A dated July 23, 1997).
 4-4      Senior Debt Securities Indenture between MCN Energy Group
          Inc. and NBD Bank, N.A., as Trustee. (Exhibit 4-4 to MCN's
          September 29, 1994 Form S-3 Registration Statement No.
          33-55665).
 4-5      First Supplemental Indenture to Senior Debt Securities
          Indenture between MCN Energy Group Inc. and NBD Bank, N.A., as Trustee, dated June 4, 1997. (Exhibit 4-2 to MCN's 1997
          Form 10-K).
 4-6      Subordinated Debt Securities Indenture between MCN Energy
          Group Inc. and NBD Bank, N.A., as Trustee. (Exhibit 4-5 to
          MCN's September 29, 1994 Form S-3 Registration Statement No.
          33-55665).
 4-7      First Supplemental Indenture to Subordinated Debt Securities
          Indenture between MCN Energy Group Inc. and NBD Bank, as
          Trustee, dated April 17, 1996 (Exhibit 4-18 to MCN's April
          19, 1996 Amendment No. 2 to Form S-3 Registration Statement
          No. 333-01521).
 4-8      Second Supplemental Indenture to Subordinated Debt
          Securities Indenture between MCN Energy Group Inc. and NBD
          Bank, as Trustee, dated July 24, 1996 (Exhibit 5-2 to MCN's
          July 24, 1996 Form 8-K).
 4-9      Third Supplemental Indenture to Subordinated Debt Securities
          Indenture between MCN Energy Group Inc. and NBD Bank, as
          Trustee, dated March 19, 1997 (Exhibit 5-3 to MCN's March
          19, 1997 Form 8-K).
 4-10     Form of Preferred Security (included in Exhibits 4-23 and
          4-24).
 4-11     Form of Junior Subordinated Debenture (included in Exhibit
          4-25).
 4-12     Form of Guarantee Agreement with respect to Preferred
          Securities of MCN Financing II (Exhibit 4-8(b) to MCN's
          April 10, 1996 Amendment No. 1 to Form S-3 Registration
          Statement No. 333-01521).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 4-13     Form of Guarantee Agreement with respect to Preferred
          Securities of MCN Financing IV (Exhibit 4-12 to MCN's March
          7, 1997 Amendment No. 1 to Form S-3 Registration Statement
          No. 333-21175).
 4-14     Form of Purchase Contract Agreement (to be filed under
          subsequent Form 8-K).
 4-15     Form of Pledge Agreement (to be filed under subsequent Form
          8-K).
 4-16     Form of Common Stock Warrant Agreement (to be filed under
          subsequent Form 8-K).
 4-17     Certificate of Trust of MCN Financing II (Exhibit 4-12 to
          MCN's March 7, 1996 Form S-3 Registration Statement No.
          333-01521).
 4-18     Certificate of Trust of MCN Financing IV (Exhibit 4-17 to
          MCN's February 5, 1997 Form S-3 Registration Statement No.
          333-21175).
 4-19     Declaration of Trust of MCN Financing II (Exhibit 4-14 to
          MCN's March 7, 1996 Form S-3 Registration Statement No.
          333-01521).
 4-20     Declaration of Trust of MCN Financing IV (Exhibit 4-20 to
          MCN's March 7, 1997 Amendment No. 1 to Form S-3 Registration
          Statement No. 333-21175).
 4-21     Form of Amended and Restated Declaration of Trust of MCN
          Financing II (Exhibit 4-16 to MCN's March 7, 1996 Form S-3
          Registration Statement No. 333-01521).
 4-22     Form of Amended and Restated Declaration of Trust of MCN
          Financing IV (Exhibit 4-23 to MCN's March 7, 1997 Amendment
          No. 1 to Form S-3 Registration Statement No. 333-21175).
 4-23     Form of Supplemental Indenture to Subordinated Debt
          Securities Indenture to be used in connection with the
          issuance of Junior Subordinated Debentures (to be filed
          under subsequent Form 8-K).
 5-1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
          regarding the validity of certain of the Offered
          Securities.*
 5-2      Opinion of Daniel L. Schiffer, Senior Vice President,
          General Counsel and Secretary for MCN Energy Group Inc.
          regarding the validity of certain of the Offered
          Securities.*
12-1      Computation of Ratio of Earnings to Fixed Charges and Ratio
          of Earnings to Combined Fixed Charges and Preferred Stock
          Dividends.*
12-2      Computation of Interest Coverage Ratio.*
23-1      Independent Auditors' Consent -- Deloitte & Touche LLP.*
23-2      Consent of S.A. Holditch & Associates, Inc.*
23-3      Consent of Williamson Petroleum Consultants, Inc.*
23-4      Consent of Ryder Scott Company.*
23-5      Consent of Miller and Lents, Ltd.*
23-6      Consent of Questa Engineering Corporation.*
23-7      Consent of Netherland, Sewell & Associates, Inc.*
23-8      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5-1).*
23-9      Consent of Daniel L. Schiffer, Senior Vice President,
          General Counsel and Secretary for MCN Energy Group Inc.
          (included in Exhibit 5-2).*
24-1      Powers of Attorney for MCN Energy Group Inc.*
24-2      Board Resolution authorizing issuance of the Offered
          Securities.*
25-1      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, NBD Bank, N.A., as Trustee under the
          Senior Debt Indenture (Exhibit 25-1 to MCN's March 7, 1997
          Amendment No. 1 to Form S-3 Registration Statement No.
          333-21175).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
25-2      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of NBD Bank, N.A., as Trustee under the
          Subordinated Debt Securities Indenture (Exhibit 25-2 to
          MCN's March 7, 1997 Amendment No. 1 to Form S-3 Registration
          Statement No. 333-21175).
25-3      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of the Preferred Securities of MCN Financing II
          (Exhibit 25-3 to MCN's February 5, 1997 Form S-3
          Registration Statement No. 333-21175).
25-4      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of Preferred Securities of MCN Financing IV
          (Exhibit 25-5 to MCN's February 5, 1997 Form S-3
          Registration Statement No. 21175).
25-5      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee
          under the Amended and Restated Declaration of Trust of MCN
          Financing II (Exhibit 25-6 to MCN's February 5, 1997 Form
          S-3 Registration Statement No. 333-21175).
25-6      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee
          under the Amended and Restated Declaration of Trust of MCN
          Financing IV (Exhibit 25-8 to MCN's February 5, 1997 Form
          S-3 Registration Statement No. 333-21175).

-------------------------
 * Indicates document filed herewith.

   References are to MCN (File No. 1-10070) for documents incorporated by reference.

   ITEM 17. UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by MCN pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of MCN's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, MCN Financing II and MCN Financing IV certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Detroit and State of Michigan on February 27, 1998.

                                          MCN FINANCING II
                                          By /s/ DANIEL L. SCHIFFER
                                            ------------------------------------
                                            Daniel L. Schiffer, Trustee

                                          By /s/ SEBASTIAN COPPOLA
                                            ------------------------------------
                                            Sebastian Coppola, Trustee

                                          MCN FINANCING IV
                                          By /s/ DANIEL L. SCHIFFER
                                            ------------------------------------
                                            Daniel L. Schiffer, Trustee

                                          By /s/ SEBASTIAN COPPOLA
                                            ------------------------------------
                                            Sebastian Coppola, Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on February 27, 1998.

                                                  MCN ENERGY GROUP INC.
                                                       (Registrant)

                                          By:         /s/ HAROLD GARDNER
                                            ------------------------------------
                                                      HAROLD GARDNER
                                              Vice President, Controller and
                                                 Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities with MCN Energy Group Inc. and on the dates indicated.

                  SIGNATURE                                      TITLE                          DATE
                  ---------                                      -----                          ----
                        *                           Chairman, President, Chief            February 27, 1998
---------------------------------------------       Executive Officer and Director
            Alfred R. Glancy III

                        *                           Vice Chairman, Chief Financial        February 27, 1998
---------------------------------------------       Officer and Director
            William K. McCrackin

             /s/ HAROLD GARDNER                     Vice President, Controller and        February 27, 1998
---------------------------------------------       Chief Accounting Officer
               Harold Gardner

                        *                           Director                              February 27, 1998
---------------------------------------------
              Stephen E. Ewing

                        *                           Director                              February 27, 1998
---------------------------------------------
               Roger Fridholm

                        *                           Director                              February 27, 1998
---------------------------------------------
             Frank M. Hennessey

                        *                           Director                              February 27, 1998
---------------------------------------------
             Thomas H. Jeffs II

                        *                           Director                              February 27, 1998
---------------------------------------------
               Dale A. Johnson

                                                    Director
---------------------------------------------
             Helen O. Petrauskas

                        *                           Director                              February 27, 1998
---------------------------------------------
               Howard F. Sims

                        *                           Director                              February 27, 1998
---------------------------------------------
              Bill M. Thompson

                    *By:
             /s/ HAROLD GARDNER
  ----------------------------------------
               Harold Gardner
              Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1-1      Form of Underwriting Agreement with respect to the MCN
          Senior Debt Securities (to be filed under subsequent Form
          8-K).
 1-2      Form of Underwriting Agreement with respect to the MCN
          Subordinated Debt Securities (to be filed under subsequent
          Form 8-K).
 1-3      Form of Underwriting Agreement with respect to MCN Common
          Stock (to be filed under subsequent Form 8-K).
 1-4      Form of Underwriting Agreement with respect to the MCN
          Income PRIDES (to be filed under subsequent Form 8-K).
 1-5      Form of Underwriting Agreement with respect to the Preferred
          Securities (to be filed under subsequent Form 8-K).
 1-6      Form of Underwriting Agreement with respect to MCN Common
          Stock Warrants (to be filed under subsequent Form 8-K).
 4-1      Articles of Incorporation of MCN Energy Group Inc. (Exhibit
          3-1 to MCN's March 31, 1997 Form 10-Q).
 4-2      By-Laws of MCN Energy Group Inc., as amended (Exhibit 3-2 to
          MCN's March 31, 1993 Form 10-Q).
 4-3      Description of MCN's Preferred Share Purchase Rights (Form
          8-A dated December 28, 1989; Form 8-A dated July 23, 1997).
 4-4      Senior Debt Securities Indenture between MCN Energy Group
          Inc. and NBD Bank, N.A., as Trustee. (Exhibit 4-4 to MCN's
          September 29, 1994 Form S-3 Registration Statement No.
          33-55665).
 4-5      First Supplemental Indenture to Senior Debt Securities
          Indenture between MCN Energy Group Inc. and NBD Bank, N.A., as Trustee, dated June 4, 1997. (Exhibit 4-2 to MCN's 1997
          Form 10-K).
 4-6      Subordinated Debt Securities Indenture between MCN Energy
          Group Inc. and NBD Bank, N.A., as Trustee. (Exhibit 4-5 to
          MCN's September 29, 1994 Form S-3 Registration Statement No.
          33-55665).
 4-7      First Supplemental Indenture to Subordinated Debt Securities
          Indenture between MCN Energy Group Inc. and NBD Bank, as
          Trustee, dated April 17, 1996 (Exhibit 4-18 to MCN's April
          19, 1996 Amendment No. 2 to Form S-3 Registration Statement
          No. 333-01521).
 4-8      Second Supplemental Indenture to Subordinated Debt
          Securities Indenture between MCN Energy Group Inc. and NBD
          Bank, as Trustee, dated July 24, 1996 (Exhibit 5-2 to MCN's
          July 24, 1996 Form 8-K).
 4-9      Third Supplemental Indenture to Subordinated Debt Securities
          Indenture between MCN Energy Group Inc. and NBD Bank, as
          Trustee, dated March 19, 1997 (Exhibit 5-3 to MCN's March
          19, 1997 Form 8-K).
 4-10     Form of Preferred Security (included in Exhibits 4-23 and
          4-24).
 4-11     Form of Junior Subordinated Debenture (included in Exhibit
          4-25).
 4-12     Form of Guarantee Agreement with respect to Preferred
          Securities of MCN Financing II (Exhibit 4-8(b) to MCN's
          April 10, 1996 Amendment No. 1 to Form S-3 Registration
          Statement No. 333-01521).
 4-13     Form of Guarantee Agreement with respect to Preferred
          Securities of MCN Financing IV (Exhibit 4-12 to MCN's March
          7, 1997 Amendment No. 1 to Form S-3 Registration Statement
          No. 333-21175).
 4-14     Form of Purchase Contract Agreement (to be filed under
          subsequent Form 8-K).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 4-15     Form of Pledge Agreement (to be filed under subsequent Form
          8-K).
 4-16     Form of Common Stock Warrant Agreement (to be filed under
          subsequent Form 8-K).
 4-17     Certificate of Trust of MCN Financing II (Exhibit 4-12 to
          MCN's March 7, 1996 Form S-3 Registration Statement No.
          333-01521).
 4-18     Certificate of Trust of MCN Financing IV (Exhibit 4-17 to
          MCN's February 5, 1997 Form S-3 Registration Statement No.
          333-21175).
 4-19     Declaration of Trust of MCN Financing II (Exhibit 4-14 to
          MCN's March 7, 1996 Form S-3 Registration Statement No.
          333-01521).
 4-20     Declaration of Trust of MCN Financing IV (Exhibit 4-20 to
          MCN's March 7, 1997 Amendment No. 1 to Form S-3 Registration
          Statement No. 333-21175).
 4-21     Form of Amended and Restated Declaration of Trust of MCN
          Financing II (Exhibit 4-16 to MCN's March 7, 1996 Form S-3
          Registration Statement No. 333-01521).
 4-22     Form of Amended and Restated Declaration of Trust of MCN
          Financing IV (Exhibit 4-23 to MCN's March 7, 1997 Amendment
          No. 1 to Form S-3 Registration Statement No. 333-21175).
 4-23     Form of Supplemental Indenture to Subordinated Debt
          Securities Indenture to be used in connection with the
          issuance of Junior Subordinated Debentures (to be filed
          under subsequent Form 8-K).
 5-1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
          regarding the validity of certain of the Offered
          Securities.*
 5-2      Opinion of Daniel L. Schiffer, Senior Vice President,
          General Counsel and Secretary for MCN Energy Group Inc.
          regarding the validity of certain of the Offered
          Securities.*
12-1      Computation of Ratio of Earnings to Fixed Charges and Ratio
          of Earnings to Combined Fixed Charges and Preferred Stock
          Dividends.*
12-2      Computation of Interest Coverage Ratio.*
23-1      Independent Auditors' Consent -- Deloitte & Touche LLP.*
23-2      Consent of S.A. Holditch & Associates, Inc.*
23-3      Consent of Williamson Petroleum Consultants, Inc.*
23-4      Consent of Ryder Scott Company.*
23-5      Consent of Miller and Lents, Ltd.*
23-6      Consent of Questa Engineering Corporation.*
23-7      Consent of Netherland, Sewell & Associates, Inc.*
23-8      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5-1).*
23-9      Consent of Daniel L. Schiffer, Senior Vice President,
          General Counsel and Secretary for MCN Energy Group Inc.
          (included in Exhibit 5-2).*
24-1      Powers of Attorney for MCN Energy Group Inc.*
24-2      Board Resolution authorizing issuance of the Offered
          Securities.*
25-1      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, NBD Bank, N.A., as Trustee under the
          Senior Debt Indenture (Exhibit 25-1 to MCN's March 7, 1997
          Amendment No. 1 to Form S-3 Registration Statement No.
          333-21175).
25-2      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of NBD Bank, N.A., as Trustee under the
          Subordinated Debt Securities Indenture (Exhibit 25-2 to
          MCN's March 7, 1997 Amendment No. 1 to Form S-3 Registration
          Statement No. 333-21175).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
25-3      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of the Preferred Securities of MCN Financing II
          (Exhibit 25-3 to MCN's February 5, 1997 Form S-3
          Registration Statement No. 333-21175).
25-4      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of Preferred Securities of MCN Financing IV
          (Exhibit 25-5 to MCN's February 5, 1997 Form S-3
          Registration Statement No. 21175).
25-5      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee
          under the Amended and Restated Declaration of Trust of MCN
          Financing II (Exhibit 25-6 to MCN's February 5, 1997 Form
          S-3 Registration Statement No. 333-21175).
25-6      Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Wilmington Trust Company as Trustee
          under the Amended and Restated Declaration of Trust of MCN
          Financing IV (Exhibit 25-8 to MCN's February 5, 1997 Form
          S-3 Registration Statement No. 333-21175).

-------------------------
 * Indicates document filed herewith.

   References are to MCN (File No. 1-10070) for documents incorporated by reference.